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                             SUNBELT NATIONAL BANK
                         1160 Dairy Ashford, Suite 100

                                 Houston, Texas

                   Notice of Special Meeting of Shareholders
                           To Be Held April 30, 1998

TO THE SHAREHOLDERS OF SUNBELT NATIONAL BANK:

     Notice is hereby given that a special meeting of shareholders (the "Special Meeting") of Sunbelt National Bank ("Sunbelt") will be held at the main office of Sunbelt, 1160 Dairy Ashford, Houston, Texas at 10:00 a.m., local time on Thursday, April 30, 1998 for the following purposes:

1. To consider and vote upon a proposal, recommended by the Board of Directors of Sunbelt, to approve, ratify, confirm and adopt an Agreement and Plan of Reorganization dated December 30, 1997 (the "Consolidation Agreement") by and among Prime Bancshares, Inc., IBID, Inc., Prime Bank and Sunbelt, pursuant to which Sunbelt will consolidate with Prime Bank (the "Consolidation"); and

2. To transact such other business as may properly come before the Special Meeting and any adjournment thereof.

     Shareholders of record at the close of business on March 27, 1998 will be entitled to notice of and to vote at the Special Meeting, or any adjournment or adjournments thereof. Shareholders are cordially invited to attend the Special Meeting in person. Those who will not attend and who wish their shares to be voted are requested to sign, date and mail promptly the enclosed proxy for which a stamped return envelope is provided. The specific details of the Consolidation are generally described in the accompanying Proxy Statement and are fully set forth in the Consolidation Agreement. A copy of the Consolidation Agreement is attached to the Proxy Statement as Exhibit A.
                                                ----------

                                   By Order of the Board of Directors


                                   -------------------------------------------
                                   Shirley J. Collette, Cashier

Houston, Texas                                                  March 30, 1998

IT IS IMPORTANT THAT YOUR SHARES OF SUNBELT COMMON STOCK BE REPRESENTED AT THE SPECIAL MEETING REGARDLESS OF THE NUMBER OF SHARES THAT YOU OWN. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED RETURN ENVELOPE PROMPTLY. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE CASHIER OF SUNBELT OR BY EXECUTION OF A PROXY BEARING A LATER DATE FILED WITH THE CASHIER OF SUNBELT AT OR BEFORE THE SPECIAL MEETING. IN ADDITION, IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY BY VOTING IN PERSON. PLEASE REVIEW THE ENCLOSED PROXY STATEMENT IN CONNECTION WITH THE EXECUTION OF THE PROXY AND YOUR VOTING AT THE SPECIAL MEETING.